EXHIBIT 99.1

MUSCLEPHARM ANNOUNCES BOARD CHANGES, EXPANSION

- Four New Directors Join Board,

Including EVP/COO John Bluher, who Becomes Co-Chair with CEO Brad Pyatt -

Denver, CO – July 19, 2012 -- MusclePharm Corporation (OTCBB: MSLP), a nutritional supplement company focusing on active lifestyles, today announced an expansion of its board of directors to five members from two.

Joining the board are Gordon G. Burr, Jr. and Donald W. Prosser, who both are independent directors, along with and John H. Bluher, executive vice president and chief operating officer of MusclePharm, and Mark E. Groussman, a consultant.

Bluher also has become co-chairman, along with Bradley J. Pyatt, chief executive officer of MusclePharm, who has served as chairman since co-founding the company nearly ten years ago. Board member and company co-founder Cory Gregory, effective July 19, 2012, has stepped down from the board and will continue to serve as president.

“Our new board members will add depth and experience to MusclePharm, as the company enters an exciting new stage of growth and development,” Pyatt said. “I extend special thanks to our co-founder Cory Gregory for his service and contributions to MusclePharm’s board. We look forward to Cory’s continued, valued role as president.”

Added Bluher, “The board additions represent an important step in our corporate restructuring. The expansion is part of our positioning to qualify for and eventually list the company’s securities on a national stock exchange.”

Burr currently is chief executive officer of Video Gaming Services, Inc., Denver; Prosser is chief executive officer of Arete Industries, Inc., a publicly-traded company based in Westminster, CO, that holds oil and gas properties in the Rocky Mountain region; and Groussman is an investment professional and principal of Boca Raton-based Bull Hunter Inc.

ABOUT MUSCLEPHARM CORPORATION

MusclePharm is a healthy life-style company that develops and manufactures a full line of Informed Choice approved nutritional supplements that are free of banned substances. Utilizing years of research at the MusclePharm Sports Science Center, the products are created through a six-stage research protocol involving the expertise of top nutritional scientists and field tested using a pool of over one hundred elite professional athletes from various professional sports leagues including the National Football League, Mixed Martial Arts and Major League Baseball. The company's products address many categories of active lifestyles, including muscle building, weight loss and maintaining general fitness through a daily nutritional supplement regimen. MusclePharm products are sold to consumers in more than 120 countries and available in over 10,000 U.S. retail outlets, including Dick’s Sporting Goods, GNC, Vitamin Shoppe, Vitamin World and Wal-Mart. MusclePharm products also are sold through more than 100 online stores globally, including bodybuilding.com, Amazon.com and Vitacost.com. For more information, please visit www.musclepharm.com.

FORWARD LOOKING STATEMENTS

Certain information contained herein includes forward-looking statements. These statements include, but are not limited to, the company entering a new stage of growth and development and qualifying for and eventually listing the company’s securities on a national exchange, along with other known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Undue reliance should not be placed on forward-looking statements, since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Readers are encouraged to read the company’s reports filed with the SEC, including its Form 10-K/A for the year ended December 31, 2011, for a description of these uncertainties. MusclePharm assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, contact:

MusclePharm:

John Bluher

303-396-6100

PondelWilkinson Inc.:

Roger Pondel/Robert Jaffe

310-279-5980

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